UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) July 6, 2021

JUNIPER NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34501	77-0422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Innovation Way
Sunnyvale,	California	94089
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (408) 745-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNPR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On July 6, 2021, Manoj Leelanivas, age 52, was appointed as Executive Vice President, Chief Operating Officer of Juniper Networks, Inc. (the “Company”). Mr. Leelanivas has served as the Company’s Executive Vice President, Chief Product Officer since March 2018.

There is no arrangement or understanding between Mr. Leelanivas and any other person pursuant to which he was appointed as Executive Vice President, Chief Operating Officer. There are also no family relationships or transactions that are required to be disclosed under this Item. The other information required by this Item with respect to Mr. Leelanivas has been previously reported in Part I, Item 1 of the Company’s Form 10-K for the year ended December 31, 2020, filed on February 12, 2021, in the section entitled “Information about our Executive Officers”, which information is incorporated herein by reference.

Resignation of General Counsel

On July 6, 2021, Brian M. Martin, Senior Vice President, General Counsel and Corporate Secretary of the Company, provided notice of his intent to resign, effective as of July 23, 2021, in order to pursue another career opportunity. The Company has commenced a search process to identify Mr. Martin’s successor.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

July 12, 2021	By:	/s/ Brian M. Martin
	Name:	Brian M. Martin
	Title:	Senior Vice President and General Counsel